                                                                     Exhibit (b)

                                                                           As of
                                                                January 24, 2002
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                              AMENDED AND RESTATED
                                    BY-LAWS
                                       OF
                      W.P. STEWART & CO. GROWTH FUND, INC.
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                                   ARTICLE 1

                             SHAREHOLDERS' MEETINGS

1.01 Place of Meetings. All meetings of the shareholders of W.P. Stewart & Co.
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Growth Fund, Inc. (hereinafter called the "Corporation") shall be held at such place, within or without the State of Maryland, as is stated in the notice of meeting.

1.02 Annual Meeting. The Corporation shall not be required to hold an annual
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meeting in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended. If the Corporation holds a meeting of shareholders to elect directors, the meeting shall be designated as the annual meeting of the shareholders for that year and shall be held at such time as the directors may determine. Any other business that may come within the Corporation's powers, in addition to the election of directors, also may be transacted at such a meeting.

1.03 Special Meetings. Special meetings of the shareholders shall be held
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whenever called by the Chairman of the Board, the President or at least 10% of the Board of Directors and shall be held at such time as the directors may determine. Special meetings also shall be called by the President at the request of the holders of a majority of the outstanding shares entitled to vote at such meeting.

1.04 Notice of Shareholders' Meeting. Notice of each shareholders' meeting
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stating the place, date and hour of the meeting and, in the case of special meetings, the purpose or purposes for which the meeting is called, shall be given by mailing such notice to each shareholder of record at his address as it appears on the records of the Corporation not less than ten nor more than ninety days prior to the date of the meeting. Any meeting at which all shareholders entitled to vote are present either in person or by proxy or notice of which has been waived in writing by those not present shall be a legal meeting for the transaction of business notwithstanding that notice, as herein provided, has not been given.

1.05 Quorum. Except as otherwise expressly required by law or these By-Laws
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or the Articles of Incorporation, at any meeting of the shareholders, the holders of one-third of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum, for the transaction of business, but a lesser number may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the shares represented thereat shall decide any question brought before such meeting unless the question is one upon which, by express provision of law or of these By-Laws or the Articles of Incorporation, a larger or different vote is required, in which case such express provision shall govern.

1.06 Proxies. Shareholders of record may vote at any meeting either in person or
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by proxy in writing dated not more than eleven months before the date of exercise (unless the proxy itself provides for a longer period of validity) which shall be filed with the Secretary of the meeting before being voted.

1.07 Voting. Each shareholder shall be entitled to one vote for each share which
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it holds, and to a fraction of a vote equal to any fractional share which it holds, provided that such shareholder is the holder of such shares on the record date determined for such meeting in accordance with Article 5.05. Shares of all classes shall vote as a single class except where the separate vote of a particular class is required by the Investment Company Act of 1940, as amended (the "1940 Act"), the law of Maryland or the Articles of Incorporation.

                                    ARTICLE 2

                               BOARD OF DIRECTORS

2.01 Number. The Corporation shall have a Board of Directors consisting of not
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less than three and not more than 10 members. The initial Board of Directors shall consist of five directors. At the initial shareholders' meeting, five directors shall be elected. Thereafter the number of directors to constitute the whole Board, within the limits above stated, shall be that as fixed by resolution of the Board of Directors prior to each meeting of shareholders for the election of directors and shall be as stated in the notice of such meeting.

2.02 Term of Office. Each director shall serve for three years or, if later,
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until his successor is elected and qualified except that the Board of Directors may determine a shorter tenure of office for any of its members so long as such shorter period is stated in the notice for the meeting of shareholders at which such election takes place. Successor directors shall be elected at any meeting of shareholders called for the purpose of electing directors. No director need be a resident of the State of Maryland or a shareholder.

2.03 Powers. The business and affairs of the Corporation shall be managed under
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the direction of the Board of Directors. All powers of the Corporation are hereby vested in, and may be exercised by or under the authority of, the Board of Directors except as conferred on or reserved to the shareholders by the laws of the State of Maryland, the Articles of Incorporation or the By-Laws of the Corporation.

2.04 Executive Committee and Other Committees. The Board of Directors may elect
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from its members an executive committee of not less than three which may exercise all the powers of the Board of Directors, consistent with these By-Laws and the 1940 Act, when the Board is not in session. The executive committee may make rules for the holding and conduct of its meetings and keeping the records thereof and shall report its action to the Board of Directors.

The Board of Directors may elect from its members such other committees from time to time as it may desire. The number composing such committees and the powers conferred upon them shall be determined by the Board of Directors at its own discretion.

2.05 Meetings. Regular meetings of the Board of Directors may be held in such
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places within or without the State of Maryland, and at such times as the Board may from time to time determine, and if so determined, notices thereof need not be given. Special meetings of the Board of Directors may be held at any time or place whenever called by the Chairman of the Board, the President or a majority of the directors, notice thereof being given by the Secretary, the Chairman of the Board or the President, or the directors calling the meeting, to each director. Special meetings of the Board of Directors may be held upon three days notice or without formal notice provided all directors are present or those not present have waived notice thereof.

Any member or members of the Board of Directors or of any committee designated by the Board may participate in a meeting of the Board, or any such committee, as the case may be, by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting. To the extent required by the 1940 Act, this paragraph shall not be applicable to meetings held for the purpose of voting in respect of approval of contracts or agreements whereby a person or entity undertakes to serve or act or continue serving or acting as investment adviser of, or principal underwriter for, the Corporation.

2.06 Quorum. A majority of the members of the Board of Directors shall
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constitute a quorum for the transaction of business, provided, however, that where the 1940 Act or any other applicable law requires a different quorum, including a number of directors who are not interested persons as defined in the 1940 Act, to transact business of a specific nature, the number or classification of directors so required shall constitute a quorum for the transaction of such business. A lesser number may adjourn a meeting from time to time and such meeting may be held without further notice. When a quorum is present at any meeting a majority of the members of the Board shall decide any question brought before such meeting except as otherwise expressly required by law, the Articles of Incorporation or these By-Laws.

2.07 Informal Action. Except as otherwise required by applicable law, any action
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to be taken by the Board of Directors may be taken without a meeting if written consent to such action is signed by all members of the Board and such written consent is filed with the minutes of the Board's proceedings.

2.08 Compensation. Directors may receive compensation for services to the
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Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board.

                                    ARTICLE 3

                                    OFFICERS

3.01 Selection. The officers of the Corporation shall be a President, a
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Secretary and a Treasurer. The Board of Directors may, if it so determines, elect a Chairman of the Board. All officers shall be elected by the Board of Directors and shall serve at the pleasure of the Board. The same person may hold more than one office.

3.02 Eligibility. The Chairman of the Board, if any, shall be a director of the
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Corporation. Other officers need not be directors.

3.03 Additional Officers and Agents. The Board of Directors may appoint one or
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more Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries and such other officers or agents as it may deem advisable, and may prescribe their respective duties.

3.04 Chairman of the Board of Directors. The Chairman of the Board, if any,
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shall preside at all meetings of the Board of Directors at which he is present. He shall have such other authority and duties as the Board of Directors shall from time to time determine.

3.05 The President. The President shall be the chief executive officer of the
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Corporation. Subject to the control of the Board of Directors, he shall have general and active management of the business, affairs and property of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall preside at the meetings of shareholders and of the Board of Directors unless a Chairman of the Board has been elected and is present.

3.06 The Secretary. The Secretary shall keep accurate minutes of all meetings of
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the shareholders and directors; shall give notice of all meetings; shall have custody of all books, records and papers of the Corporation, except such as shall be in the charge of the Treasurer; shall perform all duties commonly incident to his office and as provided by law; and shall perform such other duties and have such other powers as the Board of Directors shall from time to time designate. In his absence an Assistant Secretary or secretary pro tempore shall perform his duties.

3.07 The Treasurer. The Treasurer shall, subject to the order of the Board of
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Directors and Article 7.07, and in accordance with any arrangements for performance of services by a custodian, transfer agent or disbursing agent approved by the Board, have the care and custody of the money, funds, securities, valuable papers and documents of the Corporation, and shall have and exercise under the supervision of the Board of Directors all powers and duties commonly incident to his office and as provided by law. He shall keep or cause to be kept
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accurate books of account of the Corporation's transactions which shall be subject at all times to the inspection and control of the Board of Directors. He shall deposit all funds of the Corporation in such bank or banks, trust company or trust companies or such firm or firms doing a banking business, or such member or members of a national securities exchange, as the Board of Directors shall designate. In his absence, an Assistant Treasurer, if any, shall perform his duties.

3.08 The Vice Presidents. The Vice Presidents, if one or more have been appointed, shall respectively have such powers and perform such duties as may be assigned to them by the Board of Directors or the President. In the absence or disability of the President, a Vice President, if one has been appointed, shall perform the duties and exercise the powers of the President.

3.09 Salaries. The salaries, if any, of all officers shall be fixed from time to time by the Board of Directors.

                                    ARTICLE 4

                                    VACANCIES

4.01 Removals. The shareholders may at any meeting called for the purpose, by vote of the holders of a majority of the outstanding shares entitled to vote, remove from office any director and, unless the number of directors constituting the whole Board is accordingly decreased, elect a successor. To the extent consistent with the 1940 Act, the Board of Directors may, by vote of not less than a majority of the directors then in office, remove from office any director, officer or agent elected or appointed by them and may for misconduct remove any of them elected by the shareholders.

4.02 Vacancies. If the office of any director becomes or is vacant by reason of death, resignation, removal, disqualification, increase in the number of directors or otherwise, the remaining directors may by vote of a majority of said remaining directors choose a successor or successors who shall hold office until the next shareholder meeting held for the purpose of electing directors; provided that vacancies on the Board of Directors may be so filled only if, after the filling of the same, at least two-thirds of the directors then holding office would be directors elected to such office by the shareholders. In the event that at any time less than a majority of the directors so were elected by the shareholders, a special meeting of the shareholders shall be called forthwith and held as promptly as possible and in any event within sixty days for the purpose of electing the necessary new members to the Board of Directors, unless the Securities and Exchange Commission extends that period.

                                    ARTICLE 5

                             CERTIFICATES FOR SHARES

5.01 Certificates. Each shareholder shall be entitled to a certificate or
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certificates representing shares of the Corporation of the class of shares owned by such shareholder, in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. If such certificates are counter-signed by a transfer agent or registrar other than the Corporation or an employee of the Corporation, the signatures of the aforementioned officers upon such certificates may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, such certificates may be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares of a class shall be consecutively numbered or otherwise identified.

5.02 Replacement of Certificates. The Board of Directors may direct a new
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certificate or certificates to be issued in place of any certificate or certificates, heretofore issued by the Corporation, alleged to have been lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may as a condition precedent to the issuance thereof require the owner of such lost or destroyed certificate or certificates, or its legal representative, either to advertise the same in such manner as it shall require or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed, or both.

5.03 Shareholder Open Accounts. The Corporation may maintain or cause to be
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maintained for each shareholder a shareholder open account in which shall be recorded such shareholder's ownership of shares and all changes therein. Any certificates need not be issued for shares so recorded in a shareholder open account unless requested by such shareholder.

5.04 Transfers. Transfers of shares for which certificates have been issued will
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be made only upon surrender to the Corporation or its transfer agent of a certificate for shares of the same class duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, whereupon the Corporation will issue a new certificate to the person or other entity entitled thereto, cancel the old certificate and record the transaction on its books. Transfers of stock evidenced by open account authorized by Article 5.03 will be made upon delivery to the Corporation or its transfer agent of instructions for transfer or evidence of assignment or succession of the shares of a particular class, in each case executed in such manner and with such supporting evidence as the Corporation or transfer agent may reasonably require.

5.05 Record Dates. The Board of Directors may fix in advance a date, not
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exceeding ninety days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change, conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining any consent or for any other lawful purpose, as a record date for the determination of the shareholders entitled to notice of and, subject to Article 1.07, to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital, or to give such consent, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date as fixed shall be entitled to such notice of and, subject to Article 1.07, to vote at such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date fixed as aforesaid, except as to the right to vote at a meeting as limited in Article 1.07.

5.06 Registered Ownership. The Corporation shall be entitled to recognize the
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exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

5.07 Ledger of Shares. The Secretary shall maintain a ledger of the names and
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addresses of all holders of outstanding shares, and the number of shares of each class held by each shareholder, at any place within or without the State of Maryland as determined from time to time by the Board of Directors.

                                    ARTICLE 6

                                     NOTICES

6.01 Manner of Giving. Whenever, under any provisions of law, the Articles of
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Incorporation or these By-Laws, notice is required to be given to any director, committee member, officer or shareholder, it shall not be construed to mean personal notice, but such notice may be given, in the case of shareholders, in writing, by depositing the same in the United States mail, in a postpaid sealed wrapper, addressed to such shareholder, at such address as appears on the books of the Corporation, and, in the case of directors, committee members and officers, by telephone, mail, facsimile transmission or telegram to the last business address known to the Secretary of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus telephoned, mailed, transmitted or telegraphed.

6.02 Waiver. Whenever any notice is required to be given under any provision of
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law, the Articles of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance at any meeting where notice is required shall be deemed waiver of the requirement for such notice.

                                    ARTICLE 7

                               GENERAL PROVISIONS

7.01 Disbursement of Funds. All checks, drafts, orders or instructions for the
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payment of money and all notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

7.02 Voting Shares of Other Corporations. Unless otherwise ordered by the Board
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of Directors, the President or any Vice President or the Treasurer or any Assistant Treasurer shall have full power and authority to attend and act and vote at any meeting of shareholders of any other corporation in which this Corporation may own shares and at any such meeting may exercise any and all the rights and powers incident to the ownership of such shares. The President or any Vice President or the Treasurer or any Assistant Treasurer of the Corporation may execute proxies to vote shares of other corporations standing in the name of this Corporation.

7.03 Execution of Instruments. Except as otherwise provided in these By-Laws,
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all deeds, mortgages, bonds, contracts, stock powers, reports and other instruments may be executed on behalf of the Corporation by the President or any Vice President or by any other officer or agent authorized to act with respect to such matters, whether by law, the Articles of Incorporation, these By-Laws or any general or special authorization of the Board of Directors. If the corporate seal is required, it shall be affixed by the Secretary or an Assistant Secretary.

7.04 Seal. The seal of the Corporation shall be in such form as the Board of
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Directors may from time to time determine. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. In the event it is inconvenient to use such seal at any time, the signature of the Corporation following the word "Seal" shall be deemed the seal of the Corporation.

7.05 Fiscal Year. Except as otherwise from time to time provided by the Board of
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Directors, the fiscal year of the Corporation shall begin January 1 and end December 31.

7.06 Expenses. Each class of shares of the Corporation shall be charged with all
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the expenses, costs, charges, reserves or other liabilities directly attributable to that class and with that proportion of the other expenses of the Corporation, including general administrative expenses and fees of accountants and attorneys, which the total net assets of each class of shares bears to the total net assets of all classes of shares. The foregoing charges when determined in the manner prescribed by the Board of Directors shall be conclusive and binding for all purposes.

7.07 Custodians. All funds, securities and other investments of the Corporation
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shall be deposited in the safe keeping of such banks or other companies as the Board of Directors of the Corporation may from time to time determine. Every arrangement entered into with any bank or other company for the safe keeping of the securities and investments of the Corporation shall contain provisions complying with the 1940 Act and the general rules and regulations thereunder.

                                    ARTICLE 8

                       PURCHASES AND REDEMPTION OF SHARES

8.01 Purchase by Agreement. The Corporation may purchase its own shares by
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agreement with the owner at a price equal to the net asset value next computed following the time when the purchase or contract to purchase is made.

8.02 Redemption. The Corporation shall redeem such shares of a class as are
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offered by any shareholder for redemption upon the presentation of a request therefor, in acceptable form by the record owner, to the office or agency designated by the Corporation. If the shareholder has received certificates for shares of a class, the request must be accompanied by such certificates of that class, duly endorsed for transfer, in acceptable form; and the Corporation will pay therefor the net asset value of the shares next determined following the time at which the request, in acceptable form, is so presented, less any sales or redemption charge in such amounts, consistent with disclosures made by the Corporation as required by the 1940 Act, as may be fixed from time to time by resolution of the Board of Directors.

8.03 Suspension of Redemption. The obligations set out in Article 8.02 may be
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suspended for (a) any period during which the New York Stock Exchange, Inc. shall be closed (other than for customary weekend and holiday closings) or during which trading on said exchange is restricted; (b) any period during which an emergency exists, as determined by or under the authority of the Securities and Exchange Commission or any successor governmental authority, as a result of which the disposal by the Corporation of securities owned by it is not reasonably practicable, or it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or (c) such other periods as the Securities and Exchange Commission may by order permit for the protection of shareholders.

8.04 Sales Load. The Corporation shall sell and distribute its shares at net
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asset value without any sales load except for any sales charge in such amounts, consistent with disclosures made by the Corporation as required by the 1940 Act, as may be fixed from time to time by resolution of the Board of Directors.

8.05 Restrictions on Purchase Orders. The Corporation reserves the right to
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reject purchases under circumstances where an eligible purchaser or amount involved would be considered disadvantageous to the Corporation.

8.06 Fractional Shares. Shares of the Corporation may be issued and redeemed in
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fractional denominations, provided that the transactions in which and the terms upon which shares in fractional denominations may be issued may from time to time be determined and limited by or under authority of the Board of Directors.

                                    ARTICLE 9

                                 INDEMNIFICATION

9.01 Right to Indemnification. Every person who is or was a director, officer or
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employee of the Corporation (or of any other corporation which he served at the request of the Corporation and in which the Corporation owns or owned shares of capital stock or of which the Corporation is or was a creditor) shall have a right to be indemnified by the Corporation to the full extent permitted by applicable law against all liability, judgments, fines, penalties, settlements and reasonable expenses incurred by him in connection with or resulting from any threatened or actual claim, action, suit or proceeding, whether criminal, civil or administrative, in which he may become involved as a party or otherwise by reason of his being or having been a director, officer or employee, except as provided in Articles 9.02 and 9.03 of these By-Laws.

9.02 Disabling Conduct. No such director, officer or employee shall be
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indemnified for any liabilities or expenses arising by reason of "disabling conduct," whether or not there is an adjudication of liability. "Disabling conduct" means willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of office.

Whether any such liability arose out of disabling conduct shall be determined:
(a) by a final decision on the merits (including, but not limited to, a dismissal for insufficient evidence of any disabling conduct) by a court or other body before whom the proceeding was brought that the person to be indemnifed was not liable by reason of disabling conduct; or (b) in the absence of such a decision, by a reasonable determination, based upon a review of the facts, that such person was not liable by reason of disabling conduct, (i) by the vote of a majority of a quorum of directors who are neither interested persons of the Corporation nor parties to the action, suit or proceeding in question ("disinterested, "non-party directors"), (ii) by independent legal counsel in a written opinion if a quorum of disinterested, non-party directors so directs or if such quorum is not obtainable, (iii) by majority vote of the shareholders, or (iv) by any other reasonable and fair means not inconsistent with any of the above.

The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that any liability or expense arose by reason of disabling conduct.

9.03 Directors' Standards of Conduct. No person who is or was a director shall
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be indemnified under this Article 9 for any liabilities or expenses incurred by reason of service in that capacity unless such person (a) acted in good faith;
(b) reasonably believed, in the case of conduct in the director's official capacity with the Corporation, that the conduct was in the best interests of the Corporation and, in all other cases, that the conduct was at least not opposed to the best interests of the Corporation; and (c) in the case of any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful; provided that a court of appropriate jurisdiction may order indemnification in accordance with Section 2-418 of the Maryland General Corporation Law, whether or not the director has met these standards of conduct.

Whether a director met the standards of conduct set forth above shall be determined in the manner specified in Section 2-418 of the Maryland General Corporation Law.

9.04 Expenses Prior to Determination. Any liabilities or expenses of the type
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described in Article 9.01 may be paid by the Corporation in advance of the final disposition of the claim, action, suit or proceeding, as authorized by the Board of Directors in the specific case, (a) upon receipt of a written undertaking by or on behalf of the indemnitee to repay the advance, unless it shall be ultimately determined that such person is entitled to indemnification; (b) in the case of liabilities or expenses incurred by a director of the Corporation upon (i) a determination that the facts then known would not preclude indemnification and receipt of a written affirmation by the director of the director's good faith belief that the standards of conduct set forth in Article
9.03 have been met; and (c) provided that (i) the indemnitee shall provide security for that undertaking, (ii) the Corporation shall be insured against losses arising by reason of any lawful advances or (iii) a majority of a quorum of disinterested, non-party directors, or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

A determination pursuant to subparagraph (c)(iii) of this Article 9.04 shall not prevent the recovery from any indemnitee of any amount advanced to such person as indemnification if such person is subsequently determined not to be entitled to indemnification; nor shall any determination or lack thereof pursuant to
Article 9.04 prevent the payment of indemnification if such person is subsequently found to be entitled to indemnification.

9.05 Provisions Not Exclusive. The indemnification provided by this Article 9
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shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under any law, agreement, vote of shareholders or otherwise.

9.06 General. No indemnification provided by this Article shall be inconsistent
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with applicable provisions of the 1940 Act, the Securities Act of 1933 or the Maryland General Corporation Law.

Any indemnification provided by this Article shall continue as to a person who has ceased to be a director, officer, or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

                                   ARTICLE 10

                                   AMENDMENTS

10.01 By Board of Directors. Except as otherwise provided by law, the Board of
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Directors shall have the power, by a majority vote of the entire Board of Directors at any meeting thereof, to make, amend, alter or repeal the By-Laws of the Corporation.